Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



                        MER Telemanagement Solutions Ltd.
                                22 Zarhin Street
                             Ra'anana 43662, Israel


We hereby consent to the reference to our firm under the caption "Experts" in the Prospectus constituting a part of this Amendment No. 1 to the Registration Statement on Form F-3 (File No. 333-128225) of Mer Telemanagement Solutions Ltd. (the "Company"), and to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 3, 2005, relating to the financial statements of Jusan, S.A., which report is included in the Company's Annual Report on Form 20-F/A for the year ended December 31, 2004.


BDO Audiberia

/s/BDO Audiberia



Madrid, Spain
October 20, 2005